Exhibit (a)(1)(iv)


                             AMENDED AND RESTATED
                     SOLICITATION FEE PAYMENT REQUEST FORM

                           ORCKIT COMMUNICATION LTD.
            5.75% Convertible Subordinated Notes due April 1, 2005
                      CUSIP Numbers: 685725AA1, 685725AB9


I understand that Orckit Communications Ltd. (the "Purchaser") has agreed to pay to any commercial bank or trust company having an office, branch or agency in the United States, and any firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD"), a solicitation fee of $15.00 per $1,000 par amount of the above-referenced Notes of each of its customers that are tendered and accepted for purchase pursuant to the Offer to Purchase for Cash and the related materials of the Purchaser, dated December 2, 2002 (the "Materials"). A customer is an individual, other than myself, my firm or an affiliate of myself or my firm, that manages its own investments or an individual whose investments are managed by an investment manager or a bank trust department that holds the investments of that individual in a separate account in the name of that individual or a controlled affiliate.

         I represent that I am a registered employee of my firm, which is a financial institution described in the prior paragraph. I personally solicited the transaction from my firm's customer and, with respect to the Offer to Purchase, I have reviewed this transaction with my customer. On behalf of my firm, I request payment of the resulting solicitation fee.

         This request for the solicitation fee constitutes a representation that (i) in making solicitations, neither my firm nor I used any materials other than the Materials; (ii) I undertook the steps described in the foregoing paragraph; (iii) my firm is entitled to this solicitation fee under the terms and conditions described above; and (iv) if my firm is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making a solicitation outside the United States to the same extent as though it were a NASD member.

         FAILURE TO COMPLETE ALL SECTIONS WILL RESULT IN NON-PAYMENT.
           THIS FORM MUST BE SIGNED BY A REGISTERED REPRESENTATIVE.

Send this completed form to the Information Agent for receipt no later than 5:00 P.M. Eastern Standard Time on the tenth business day following the Expiration Date of the Offer to Purchase (presently set for 12:00 midnight New York City time, on December 31, 2002). No payment of a solicitation fee will be made on requests received after this time.

                            The Information Agent:

                        BONDHOLDER COMMUNICATIONS GROUP
                           Attention: Ruth Campbell
                          30 Broad Street, 46th Floor
                           New York, New York 10004
                                    U.S.A.
                                1-212-809-2663
                              Fax: 1-212-422-0790
                         E-mail: rcampbell@bondcom.com

         All questions as to the validity, form and eligibility (including time of receipt) of Solicitation Fee Payment Request Forms will be determined by the Purchaser in their sole discretion, which determination will be final, conclusive and binding. Neither the Purchaser, the Information Agent nor any other person is under any duty to give notification of any defects or irregularities in any Solicitation Fee Payment Request Forms or to incur any liability for failure to give this notification.

Dated:  December 16, 2002

                     SOLICITATION FEE PAYMENT REQUEST FORM

                          ORCKIT COMMUNICATIONS LTD.
            5.75% Convertible Subordinated Notes due April 1, 2005
                      CUSIP Numbers: 685725AA1, 685725AB9


--------------------- ---------------------------------------------------------------------------------

Section 1                The Registered Representative
--------------------- ---------------------------------------------------------------------------------
Firm Name                                                                   DTC Participant #

--------------------------------------------------------------------------- ---------------------------
My Name                                                                     My Title

--------------------------------------------------------------------------- ---------------------------
My Branch/Location                                                          My Telephone #

--------------------------------------------------------------------------- ---------------------------
My Signature                                                                Date


X _____________________

--------------------------------------------------------------------------- ---------------------------




--------------------- ---------------------------------------------------------------------------------

Section 2             The Tendered Notes
--------------------- ---------------------------------------------------------------------------------

       CUSIP               Par Amount           VOI Number          Client Account Numbers        Client Name (Optional)
                                                                         (Mandatory)
--------------------- ---------------------- -------------------- --------------------------- -------------------------------
                      $
--------------------- ---------------------- -------------------- --------------------------- -------------------------------
                      $
--------------------- ---------------------- -------------------- --------------------------- -------------------------------
                      $
--------------------- ---------------------- -------------------- --------------------------- -------------------------------
                      $
--------------------- ---------------------- -------------------- --------------------------- -------------------------------
                      $
--------------------- ---------------------- -------------------- --------------------------- -------------------------------


Send this completed form to the Information Agent:

                        BONDHOLDER COMMUNICATIONS GROUP
                           Attention: Ruth Campbell
                          30 Broad Street, 46th Floor
                              New York, NY 10004
                                    U.S.A.
                                1-212-809-2663
                              Fax: 1-212-422-0790
                         E-mail: rcampbell@bondcom.com

         This form must be received no later than 5:00 p.m. on the tenth business day following the Expiration Date of the Offer to Purchase (presently set for 12:00 midnight New York City time, on December 31, 2002).